Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of World Gold Trust (the “Trust” or “registrant”) on Form 10-K for the period ending September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Amanda Krichman, Principal Financial and Accounting Officer of WGC USA Asset Management Company, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Amanda Krichman
Amanda Krichman **
Principal Financial and Accounting Officer
November 23, 2022

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The registrant is a trust and Ms. Krichman is signing in her capacity as Principal Financial and Accounting Officer of WGC USA Asset Management Company, LLC, the sponsor of the Trust.